FIRST QUARTER 2019 FINANCIAL RESULTS APRIL 30, 2019 1 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

CAUTIONARY STATEMENT This presentation contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such as AMD’s strategy and focus; AMD’s ability to achieve its long-term financial model; the timing and availability of AMD’s 7nm products; AMD’s financial outlook for the second quarter of 2019 and fiscal 2019, including, revenue, licensing gain, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses as a percentage of revenue, non-GAAP interest expense, taxes and other, taxes, free cash flow and diluted share count, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this document are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation’s dominance of the microprocessor market and its aggressive business practices; the ability of GLOBALFOUNDRIES Inc. to satisfy AMD’s manufacturing requirements; the ability of third party manufacturers to manufacture AMD products on a timely basis in sufficient quantities and using competitive technologies; the ability of third party manufacturers to achieve expected manufacturing yields; AMD’s ability to introduce products on a timely basis with features and performance levels that provide value to its customers; AMD’s ability to generate sufficient revenue and operating cash flow or obtain external financing; the loss of a significant customer; AMD’s ability to generate revenue from its semi-custom SoC products; actual or perceived security vulnerabilities of AMD’s products; potential data breaches and cyber-attacks; quarterly and seasonal sales patterns that may affect AMD’s business; global economic uncertainty; AMD’s ability to generate sufficient cash to service its debt obligations or meet its working capital requirements; AMD’s large amount of indebtedness; restrictions imposed by agreements governing AMD’s debt and its secured revolving line of credit; the competitive nature of the markets in which AMD’s products are sold; political, legal and economic risks and natural disasters; the dilutive effect on shareholders if AMD’s 2.125% Convertible Senior Notes due 2026 are converted; uncertainties involving the ordering and shipment of AMD’s products; fluctuations in demand or a market decline for AMD’s products; AMD’s reliance on third-party intellectual property to design and introduce new products in a timely manner; AMD’s reliance on third-party companies for the design, manufacture and supply of motherboards, software and other computer platform components; AMD’s reliance on Microsoft Corporation’s support and other software vendors; AMD’s reliance on third-party distributors and AIB partners; future impairments of goodwill and technology license purchases; AMD’s ability to continue to attract and retain qualified personnel; AMD’s ability to repurchase its debt in the event of a change of control; the highly cyclical nature of the semiconductor industry; future acquisitions, divestitures and/or joint ventures that may disrupt AMD’s business; modification or interruption of internal business processes and information systems; availability of essential equipment, materials or manufacturing processes to manufacture AMD’s products; compatibility of AMD’s products with industry-standard software and hardware; costs related to defective products; the efficiency of AMD’s supply chain; AMD’s ability to rely on third parties’ certain supply-chain logistics functions, product distribution, transportation management and information technology support services; stock price volatility; worldwide political conditions; unfavorable currency exchange rate fluctuations; AMD’s ability to effectively control the sales of its products on the gray market; AMD’s ability to protect its technology or intellectual property; current and future litigation; potential tax liabilities; and environmental laws, conflict minerals-related provisions, the Consumer Protection Act, and other laws or regulations that could result in additional costs and liabilities. Investors are urged to review in detail the risks and uncertainties in AMD's Securities and Exchange Commission filings, including but not limited to AMD’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018. NON-GAAP FINANCIAL MEASURES In this presentation, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share, free cash flow, and Adjusted EBITDA. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables at the end of AMD’s earnings press release. The non-GAAP financial measures disclosed in this presentation should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non-GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the Appendices at the end of this presentation. 2 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

OUR JOURNEY HIGH-PERFORMANCE GREAT AMBITIOUS FOCUSED TECHNOLOGIES PRODUCTS GOALS EXECUTION 3 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

OUR STRATEGY AND FOCUS GRAPHICS COMPUTE SOLUTIONS Gaming Compute Virtual & Client Infrastructure Semi- Vertical Partnerships & AI Augmented Systems & Cloud Custom Platforms Reality 4| AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

FINANCIAL SUMMARY Q1 2019(1) ▪ Revenue of $1.27 billion ▪ In-line with expectations, down 23% y/y primarily due to lower revenue in the Computing and Graphics segment ▪ Down 10% q/q primarily due to lower client processor sales ▪ RyzenTM and EPYCTM processor and datacenter GPU revenue more than doubled y/y ▪ Gross margin of 41% ▪ Up 5 percentage points y/y primarily driven by the ramp of Ryzen and EPYC processor and datacenter GPU sales ▪ Up 3 percentage points q/q primarily due to a charge in Q4 2018 related to older technology licenses ▪ Non-GAAP gross margin of 41% flat q/q ▪ Operating income of $38 million; Non-GAAP operating income of $84 million ▪ Net Income of $16 million; Non-GAAP net income of $62 million ▪ Diluted EPS of $0.01; Non-GAAP diluted EPS of $0.06 ▪ Cash, cash equivalents and marketable securities of $1.2 billion ▪ Reduced principal debt by $165 million to $1.4 billion 1. See Appendices for GAAP to Non-GAAP reconciliation. 5 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

COMPUTING AND GRAPHICS Q1 2019 ▪ Revenue of $831 million ▪ Down 26% y/y primarily due to lower graphics channel sales ▪ Down 16% q/q primarily due to lower client processor sales ▪ Average Selling Price (ASP) ▪ Client processor ASP up y/y primarily driven by Ryzen processor sales ▪ Client processor ASP down slightly q/q primarily due to a decrease in mobile processor ASP ▪ GPU ASP up y/y primarily driven by datacenter GPU sales ▪ GPU ASP up q/q driven by improved product mix ▪ Operating income of $16 million ▪ Down $122 million y/y and $99 million q/q ▪ Decreases y/y and q/q were primarily due to lower revenue 6 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

ENTERPRISE, EMBEDDED AND SEMI-CUSTOM Q1 2019 ▪ Revenue of $441 million ▪ Down 17% y/y primarily due to lower semi-custom product revenue ▪ Up 2% q/q primarily driven by higher semi-custom revenue ▪ Operating income of $68 million ▪ Up $54 million y/y and up $74 million q/q ▪ Improvements y/y and q/q primarily driven by a $60 million licensing gain associated with the joint venture with THATIC ▪ Server CPU revenue grew significantly y/y and EPYC processor channel sales increased q/q ▪ Amazon expanded AMD-based offerings to additional regions and launched three new EPYC processor-powered EC2 instance families, including the first T3-series instances ▪ Sony selected a custom AMD chip based upon our “Zen 2” CPU and “Navi” GPU architectures to power its next-generation PlayStation console 7 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

REVENUE TREND ($ IN MILLIONS) $1,756 $1,647 $1,653 $1,584 $1,419 -23% y/y $1,340 $1,272 $1,151 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Revenue down 23% y/y primarily due to lower revenue in the Computing and Graphics segment 8 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

GROSS MARGIN(1) TREND (AS A PERCENTAGE OF REVENUE, GAAP AND NON-GAAP)(2) +5pp y/y 41% Non-GAAP 40% 41% 38% 36% 36% 37% 34% 34% Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 8 consecutive quarters of y/y gross margin expansion 1. Gross margin for both GAAP and Non-GAAP are the same for all periods except as indicated for Q4 2018. 2. See Appendices for GAAP to Non-GAAP reconciliation. 9 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

EARNINGS PER SHARE TREND (GAAP) $0.11 $0.08 $0.09 $0.06 -$0.07 y/y $0.04 $0.01 $(0.04) $(0.02) Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 EPS down y/y primarily due to lower revenue 10 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

EARNINGS PER SHARE TREND (NON-GAAP)(1) $0.14 $0.13 $0.11 -$0.05 y/y $0.09 $0.08 $0.06 $0.01 $(0.01) Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 EPS down y/y primarily due to lower revenue 1. See Appendices for GAAP to Non-GAAP reconciliation. 11 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

Q1 2019 SUMMARY P&L – GAAP Q1 2019 Q1 2018 Y/Y Q4 2018 Q/Q Revenue $1,272M $1,647M Down 23% $1,419M Down 10% Gross Margin $521M $597M Down $76M $537M Down $16M Gross Margin % 41% 36% Up 5pp 38% Up 3pp Operating Expenses $543M $477M Up $66M $509M Up $34M Operating Expense/Revenue % 43% 29% Up 14pp 36% Up 7pp Operating Income $38M $120M Down $82M $28M Up $10M Net Income $16M $81M Down $65M $38M Down $22M Earnings Per Share(1) $0.01 $0.08 Down $0.07 $0.04 Down $0.03 1. See Appendices for share count reference. 12 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

Q1 2019 SUMMARY P&L – NON-GAAP(1) Q1 2019 Q1 2018 Y/Y Q4 2018 Q/Q Revenue $1,272M $1,647M Down 23% $1,419M Down 10% Gross Margin $522M $598M Down $76M $583M Down $61M Gross Margin % 41% 36% Up 5pp 41% Flat Operating Expenses $498M $446M Up $52M $474M Up $24M Operating Expense/Revenue % 39% 27% Up 12pp 33% Up 6pp Operating Income $84M $152M Down $68M $109M Down $25M Net Income $62M $121M Down $59M $87M Down $25M Earnings Per Share(1) $0.06 $0.11 Down $0.05 $0.08 Down $0.02 Gross margin up 5 percentage points y/y driven by Ryzen and EPYC processor and datacenter GPU sales 1. See Appendices for GAAP to Non-GAAP reconciliation and references for share count. 13 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

Q1 2019 SEGMENT RESULTS Q1 2019 Q1 2018 Y/Y Q4 2018 Q/Q Computing and Graphics Net Revenue $831M $1,115M Down 26% $986M Down 16% Operating Income $16M $138M Down $122M $115M Down $99M Enterprise, Embedded and Semi- Custom Net Revenue $441M $532M Down 17% $433M Up 2% Operating Income (Loss) $68M $14M Up $54M $(6)M Up $74M All Other Category Operating Loss $(46)M $(32)M Down $14M $(81)M Up $35M TOTAL Net Revenue $1,272M $1,647M Down $375M $1,419M Down $147M Operating Income $38M $120M Down $82M $28M Up $10M 14 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

Q1 2019 SUMMARY BALANCE SHEET ITEMS Q1 2019 Q1 2018 Y/Y Q4 2018 Q/Q Cash, Cash Equivalents & $1,194M $1,045M Up $149M $1,156M Up $38M Marketable Securities Accounts Receivable, Net $1,241M $738M Up $503M $1,235M Up $6M Inventories, Net $955M $715M Up $240M $845M Up $110M Total Debt (principal amount)(1) $1,363M $1,686M Down $323M $1,528M Down $165M Total Debt, Net(1) $1,094M $1,388M Down $294M $1,250M Down $156M Reduced $323 million of term debt y/y No long-term debt maturities until 2022 1. See Appendices for Total Debt reconciliation. 15 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

TOTAL CASH BALANCE(1) ($ IN MILLIONS) $1,194 $1,185 $1,156 $1,045 $1,056 $983 $844 $879 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 1. Cash, cash equivalents and marketable securities. 16 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

ADJUSTED EBITDA TREND ($ IN MILLIONS, CALCULATED AS TRAILING TWELVE MONTHS)(1) $803 $709 $737 $666 $496 $368 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Solid business and financial execution 1. See Appendices for reconciliation. 17 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

DEBT TREND (PRINCIPAL AMOUNT, $ IN MILLIONS, GROSS LEVERAGE TREND)(1,2) $1,699 $1,686 $1,685 $1,588 $1,528 $1,363 4.6x 3.4x 2.5x 2.2x 1.9x 1.8x Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Focused debt reduction activities 1. See Appendices for reconciliation to Total Debt . 2. Leverage = Current + long-term debt divided by trailing 12 months adjusted EBITDA. 18 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

ADOPTION OF NEW LEASE ACCOUNTING STANDARD ▪ During Q1’19, AMD adopted the new lease accounting standard: ASC 842 Leases ▪ The standard resulted in leases being shown on the face of the balance sheet and an increase to: ▪ Assets of $214M ▪ Liabilities of $251M ▪ $213M in Long-term operating lease liabilities, and ▪ $38M in Other current liabilities ▪ The leases are primarily related to office buildings ▪ The adoption of this standard had no impact to the Company's results of operations or statement of cash flows 19 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

Q2 2019 AND FY 2019 FINANCIAL OUTLOOK – NON GAAP[1]

	Q2 2019	FY 2019
Revenue	$1.52 Billion +/- $50 Million	Up high single digit percentage y/y
Gross Margin %	~41%	>41%
Licensing Gain[2]	-	$60 Million
Operating Expenses / **Operating Expenses/Revenue %**	~$510 Million	~29%
Interest Expense, Taxes and Other	~$25 Million	-
Taxes	-	~4% of pre-tax Income
Free Cash Flow		Positive
Diluted Share Count[3]	~1.208 Billion	~1.209 Billion

1. These are forward looking statements. See Cautionary Statement on Slide 2. AMD's outlook statements are based on current expectations as of April 30, 2019. AMD undertakes no intent or obligation to publicly update or revise its outlook statements whether as a result of new information, future events or otherwise, except to the extent that disclosure may be required by law. All items except revenue are on a non-GAAP basis.
2. Licensing gain recorded in Q1 2019.
3. See Slide 26 for Diluted Share Count overview.

20 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

AMD

Q1 2019 SUMMARY SOLID BUSINESS GROSS MARGIN 7NM PRODUCT EXECUTING TO EXECUTION IMPROVEMENT - LAUNCHES LONG-TERM UP 5 PP Y/Y ON TRACK FINANCIAL MODEL 21 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

2019 THE BIGGEST AND BEST YEAR IN AMD HISTORY 22| AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

APPENDICES Reconciliation of GAAP to Non-GAAP Gross Margin (Millions) Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 GAAP gross margin $ 386 $ 571 $ 452 $ 597 $ 652 $ 661 $ 537 $ 521 GAAP gross margin % 34% 36% 34% 36% 37% 40% 38% 41% Impairment of technology licenses — — — — — — 45 — Stock-based compensation 1 1 — 1 1 1 1 1 Non-GAAP gross margin $ 387 $ 572 $ 452 $ 598 $ 653 $ 662 $ 583 $ 522 Non-GAAP gross margin % 34% 36% 34% 36% 37% 40% 41% 41% Reconciliation of GAAP to Non-GAAP Operating Expenses (Millions) Q1'19 Q1'18 Q4'18 GAAP operating expenses $ 543 $ 477 $ 509 GAAP Operating Expense/Revenue % 43% 29% 36% Stock-based compensation 40 31 35 Loss contingency on legal matter 5 — — Non-GAAP operating expenses $ 498 $ 446 $ 474 Non-GAAP Operating Expense/Revenue % 39% 27% 33% 23 |AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

APPENDICES Reconciliation of GAAP Operating Income to Non-GAAP Operating Income (Millions) Q1'19 Q1'18 Q4'18 GAAP operating income $ 38 $ 120 $ 28 Impairment of technology licenses — — 45 Stock-based compensation 41 32 36 Loss contingency on legal matter 5 — — Non-GAAP operating income $ 84 $ 152 $ 109 Reconciliation of Adjusted EBITDA (Calculated as Trailing Twelve Months) (Millions) Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 GAAP operating income $ 127 $ 236 $ 390 $ 421 $ 451 $ 369 Impairment of technology licenses — — — — 45 45 Stock-based compensation 97 106 115 122 137 146 Depreciation and amortization 144 154 161 166 170 172 Loss contingency on legal matter — — — — — 5 Adjusted EBITDA $ 368 $ 496 $ 666 $ 709 $ 803 $ 737 24 |AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

APPENDICES

Reconciliation of GAAP to Non-GAAP Net Income (Loss) / Earnings (Loss) Per Share

(Millions, except per share data)	Q2'17		Q3'17		Q4'17		Q1'18		Q2'18		Q3'18		Q4'18		Q1'19	
GAAP net income (loss) / earnings (loss) per share	$ (42)	$ (0.04)	$ 61	$ 0.06	$ (19)	$ (0.02)	$ 81	$ 0.08	$ 116	$ 0.11	$ 102	$ 0.09	$ 38	$ 0.04	$ 16	$ 0.01
Loss on debt redemption	3	—	2	—	3	—	1	—	—	—	6	—	5	—	8	0.01
Non-cash interest expense related to convertible debt	5	0.01	6	0.01	5	—	6	—	6	—	6	0.01	6	0.01	6	0.01
Stock-based compensation	24	0.02	29	0.02	21	0.02	32	0.03	33	0.03	36	0.03	36	0.03	41	0.04
Gain on sale of 85% of ATMP	—	—	—	—	(3)	—	—	—	—	—	—	—	—	—	—	—
Tax provision related to sale of 85% of ATMP JV	—	—	—	—	1	—	—	—	—	—	—	—	—	—	—	—
Impairment of technology licenses	—	—	—	—	—	—	—	—	—	—	—	—	45	0.04	—	—
Equity loss in investee	3	—	2	—	—	—	1	—	1	—	—	—	—	—	1	—
Withholding tax refund including interest	—	—	—	—	—	—	—	—	—	—	—	—	(43)	$ (0.04)	—	—
Loss contingency on legal matter	—	—	—	—	—	—	—	—	—	—	—	—	—	—	5	—
Provision (benefit) for income taxes [1]	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(15)	(0.01)
Non-GAAP net income (loss) / earnings (loss) per share [2]	$ (7)	$ (0.01)	$ 100	$ 0.09	$ 8	$ 0.01	$ 121	$ 0.11	$ 156	$ 0.14	$ 150	$ 0.13	$ 87	$ 0.08	$ 62	$ 0.06

Shares used and net income adjustment in earnings (loss) per share calculation	Q2'17	Q3'17	Q4'17	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19
Shares used in per share calculation (GAAP)	945	1,042	965	1,039	1,147	1,076	1,079	1,094
Interest expense add-back to GAAP net income	$ —	$ —	$ —	$ —	$ 11	$ —	$ —	$ —
Shares used in per share calculation (Non-GAAP)	945	1,143	1,037	1,040	1,147	1,177	1,180	1,195
Interest expense add-back to Non-GAAP net income	$ —	$ 5	$ —	$ 4	$ 5	$ 4	$ 5	$ 5

[1] The adjustment represents a reduction of US taxes due to the completion of certain internal tax structuring. The associated tax benefit, on a Non-GAAP basis, is being recognized throughout 2019.

[2] Q2'17 and Q4'17 Non-GAAP diluted EPS calculations do not include 100.6 million shares related to the conversion of the Company's 2026 Convertible Notes and the interest expense add-back to Non-GAAP net income because their inclusion would have been anti-dilutive under the "if-converted' method.

25 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

APPENDICES

Share Count Overview

Shares (*millions*) (1)	Q4'18 Actual	Q1'19 Actual	Q2'19 Estimate	FY'19 Estimate
Basic Shares	1,002	1,044	1,084	1,082
Dilutive impact from:				
Employee Equity Grants (2)	23	23	23	19
75 million share Warrant (3)	54	27	0	7
Diluted Shares (without 2026 Convertible Notes)	1,079	1,094	1,107	1,108
2026 Convertible Notes (4)	101	101	101	101
Diluted Shares (with 2026 Convertible Notes)	1,180	1,195	1,208	1,209

The table above provides an estimate of share count that may be used when calculating GAAP and non-GAAP diluted earnings per share for Q2`19 and FY'19. (Q4'18 and Q1'19 are actual share count)

(1) Share counts are weighted average shares.

(2) The dilutive impact of employee equity grants is based on the Treasury Stock method and is dependent upon the average stock price during the period. Q4'18 and Q1'19 average stock price was $21.67 and $22.63, respectively. The Q1'19 average stock price of $22.63 was assumed for Q2'19 and FY'19 estimates.

(3) The dilutive impact of the warrant to purchase 75 million shares (Warrant) granted in 2016 to a wholly owned subsidiary of Mubadala Investment Company PJSC, West Coast Hitech L.P. (WCH), in consideration for limited waiver and rights under the sixth amendment to our Wafer Supply Agreement with GLOBALFOUNDRIES Inc. is based on the Treasury Stock method and is dependent upon the average stock price during the period. The Warrant was exercised and common stock shares were issued on February 13, 2019. Therefore, Q1'19 and FY'19 includes the dilutive impact through the date of exercise.

(4) The dilutive impact from the 2.125% Convertible Senior Notes due 2026 (2026 Convertible Notes) is based on the If-Converted method, where the interest costs associated with the 2026 Convertible Notes are added back to the Net Income and the 100.6 million shares underlying the 2026 Convertible Notes are assumed to be converted and are added to the share count. The impact from the 2026 Convertible Notes, if dilutive, is included in diluted EPS calculation. For the GAAP computation, the add-back to net income includes cash and non-cash interest expense, while only the cash interest expense is added back to non-GAAP net income.

Moving forward, assuming positive earnings per share, the potential factors we expect may impact AMD's diluted share count include:

- On-going employee equity grants, and
- The 2026 Convertible Notes, which has 100.6 million underlying shares.

26 |AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

APPENDICES Total Debt (Net) (Millions) Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 6.75% Senior Notes due 2019 $ 166 $ 153 $ 153 $ 66 $ 66 $ — 7.50% Senior Notes due 2022 347 347 347 337 337 312 7.00% Senior Notes due 2024 311 311 310 310 250 176 2.125% Convertible Senior Notes due 2026 805 805 805 805 805 805 Borrowings from secured revolving line of credit, net 70 70 70 70 70 70 Total Debt (principal amount) $ 1,699 $ 1,686 $ 1,685 $ 1,588 $ 1,528 $ 1,363 Unamortized debt discount associated with 2.125% Convertible Senior Notes due 2026 (286) (280) (274) (268) (262) (256) Unamortized debt issuance costs (19) (19) (18) (17) (16) (13) Other 1 1 — — — — Total Debt (net) $ 1,395 $ 1,388 $ 1,393 $ 1,303 $ 1,250 $ 1,094 27 |AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019

DISCLAIMERS AND ATTRIBUTIONS The information contained herein is for informational purposes only, and is subject to change without notice. Timelines, roadmaps, and/or product release dates shown in these slides are plans only and subject to change. “Polaris”, “Vega”, “Radeon Vega”, “Navi”, “Zen” and “Naples” are codenames for AMD architectures, and are not product names. While every precaution has been taken in the preparation of this document, it may contain technical inaccuracies, omissions and typographical errors, and AMD is under no obligation to update or otherwise correct this information. Advanced Micro Devices, Inc. makes no representations or warranties with respect to the accuracy or completeness of the contents of this document, and assumes no liability of any kind, including the implied warranties of non-infringement, merchantability or fitness for particular purposes, with respect to the operation or use of AMD hardware, software or other products described herein. No license, including implied or arising by estoppel, to any intellectual property rights is granted by this document. Terms and limitations applicable to the purchase or use of AMD’s products are as set forth in a signed agreement between the parties or in AMD's Standard Terms and Conditions of Sale. ©2019 Advanced Micro Devices, Inc. All rights reserved. AMD, the AMD Arrow logo, Radeon, Ryzen, and combinations thereof are trademarks of Advanced Micro Devices, Inc. Other product names used in this presentation are for identification purposes only and may be trademarks of their respective companies. 28 | AMD Q1 2019 FINANCIAL RESULTS | APRIL 30, 2019